UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of Principal Executive Offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 14, 2005, Multi-Fineline Electronix, Inc. entered into an Uncommitted Revolving Credit Facility Agreement (the “New Credit Agreement”) with Norddeutsche Landesbank Girozentrale (“Nord”), New York Branch, which replaced the Revolving Credit Facility Agreement dated November 26, 2003, as amended to date, by and between the company and Nord, Singapore Branch, which was terminated on July 13, 2005 by the parties thereto. The New Credit Agreement provides an uncommitted credit facility for the company in the maximum aggregate principal amount of Fifteen Million dollars ($15,000,000.00). Borrowings may be made for one (1), two (2), three (3) or six (6) month periods, which term may be extended pursuant to the terms of the New Credit Agreement. The rate of interest payable on any borrowing is LIBOR plus two and a half percent (2.5%), and borrowings are subject to certain conditions precedent, including the maintenance of certain financial covenants. In addition, Nord may, in its sole discretion, elect not to honor any borrowing request. A copy of the New Credit Agreement and the Revolving Credit Note executed thereunder are attached hereto.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

10.18	Uncommitted Revolving Credit Facility Agreement by and between Norddeutsche Landesbank Girozentrale, New York Branch and the company dated July 14, 2005

10.19	Revolving Credit Note dated July 14, 2005 with the company as Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005	Multi-Fineline Electronix, Inc., a Delaware corporation

	By:	/s/ Philip A. Harding
Philip A. Harding
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.18	Uncommitted Revolving Credit Facility Agreement by and between Norddeutsche Landesbank Girozentrale, New York Branch and the company dated July 14, 2005

10.19	Revolving Credit Note dated July 14, 2005 with the company as Borrower and Norddeutsche Landesbank Girozentrale, New York Branch, as Lender